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                                                                   EXHIBIT 99(e)

                        KEYCORP STUDENT LOAN TRUST 2001-A
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                                  MBIA Insurance Corporation
fka, The Chase Manhattan Bank                        113 King Street
4 New York Plaza, 6th Floor                          Armonk, NY 10504
New York, NY 10004                                   ATTN: Data Administration
ATTN:   ABS Administration                           Phone  (914) 765-3772
Phone: (212) 623-5437                                Fax:   (914) 765-3810
Fax:   (212) 623-5933

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN: President, KER
Phone: (216) 828-4293
Fax:   (216) 828-9301


Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2001-A, as Issuer, and JPMorgan Chase Bank successor in interest to Bank One, National Association, as Indenture Trustee, dated September 1, 2001, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2003 through December 31, 2003, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.

                              KEYCORP STUDENT LOAN TRUST 2001-A,
                              as Issuer
                              By: JPMorgan Chase Bank, as successor in interest
                                  to Bank One, National Association not in its
                                  individual capacity but solely as Eligible
                                  Lender Trustee


                              By:     /S/ JEFFREY L. KINNEY
                                 ---------------------------------------------
Date:  February 6, 2004       Name: Jeffrey L. Kinney
                              Title: Attorney-in-Fact